UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2023

JANEL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Eighth Avenue, New York, New York 10011
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 373-5895

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
N/A	N/A	N/A

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On April 25, 2023 Indco, Inc. (“Indco”), a Tennessee corporation and subsidiary of Janel Corporation (the “Company”), and certain other Subsidiaries of the Company that are part of the Life Science and Manufacturing segments (together with Indco, the “Borrowers” and each, a “Borrower”), entered into a Credit Agreement (the “Credit Agreement”) with First Merchants Bank (“First Merchants”).  The Credit Agreement constitutes an amendment and restatement of that certain Credit Agreement dated February 29, 2016 between Indco and First Merchants (as amended, the “Prior Credit Agreement”).  The credit facilities provided under the Credit Agreement (the “First Merchants Credit Facilities”) will consist of a $3.0 million Revolving Loan (limited to the borrowing base and reserves), a $5.0 million Acquisition Loan, a $6.905 million Term A Loan and a $620,000 Term B Loan as a continuation of the Mortgage Loan under the Prior Credit Agreement.  Interest will accrue on the outstanding Revolving Loan, Term A Loan and Acquisition Loan at an annual rate equal to one-month adjusted term SOFR plus either (i) 2.75% (if the Borrowers’ total funded debt to EBITDA ratio is less or equal to 1.75:1.00) or (ii) 3.50% (if the Borrowers’ total funded debt to EBITDA ratio is greater than to 1.75:1.00).  Interest will accrue on the Term B Loan at an annual rate of 4.19%.  The Borrowers’ obligations under the First Merchants Credit Facilities are secured by all of the Borrowers’ real property and other assets, and are guaranteed by the Company, and the Company’s guarantee of the Borrowers’ obligations is secured by a pledge of the Company’s equity interests in certain of the Borrowers.  The Revolving Loan portion of the First Merchants Credit Facilities will expire on August 1, 2027, the Term A Loan portion of the First Merchants Credit Facilities will mature on April 25, 2033, the Term B Loan portion of the First Merchants Credit Facilities will mature on July 1, 2025 and the Acquisition Loan will permit multiple draws until October 25, 2024, at which point the outstanding principal amount will amortize, with all remaining amounts due at maturity of the Acquisition Loan on April 25, 2029; each of the foregoing maturities, subject to earlier termination as provided in the Credit Agreement and unless renewed or extended.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information required by this Item 2.03 with respect to the Credit Agreement is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL CORPORATION

(Registrant)

Date: April 28, 2023	By:	/s/ Vincent A. Verde
Name: Vincent A. Verde
Title: Principal Financial Officer